UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

KANDI TECHNOLOGIES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33997	90-0363723
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification)

Jinhua City Industrial Zone
Jinhua, Zhejiang Province
People’s Republic of China
Post Code 321016
(Address of principal executive offices)

(86-579) 8223-9700
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 19, 2014, Kandi Technologies Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers identified on the signature pages thereto (the “Buyers”) pursuant to which the Company will sell to the Buyers, in a registered direct offering, an aggregate of 606,000 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), at a negotiated purchase price of $18.24 per share, for aggregate gross proceeds to the Company of approximately $11,053,440, before deducting fees to the placement agent and other estimated offering expenses payable by the Company.

As part of the transaction, the Buyers will also receive 90,900 warrants for the purchase of up to 90,900 shares of our Common Stock at an exercise price of $22.80 per share (the “Warrants”). The Warrants have a term of eighteen months and are exercisable by the holders at any time after the date of issuance.

The exercise price and the number of shares issuable upon exercise of the Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercise price of the Warrants are subject to adjustment in the event that the Company issues or is deemed to issue shares of Common Stock for less than the applicable exercise price of the Warrants.

The exercisability of the Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99% of the Common Stock. Further, the exercisability of the Warrants are subject to compliance with principal market (NASDAQ) regulations.

Per the terms of the Purchase Agreement, the Company has agreed with the Buyers the following: (i) that subject to certain exceptions, it will not, within the sixty (60) trading days following the closing of this financing transactions enter into any agreement to issue or announce the issuance or proposed issuance of any securities; (ii) that, for a period of 12 months, it will not enter into an agreement to effect a “Variable Rate Transaction,” as that term is defined in the Purchase Agreement; and (iii) that if the Company issues securities within the 18 months following the closing, the Buyers shall have the right to purchase up to 30% of the securities on the same terms, conditions and price provided for in the proposed issuance of securities.

The Shares, the Warrants and the Common Stock issuable upon exercise of the Warrants are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the Securities and Exchange Commission on April 19, 2013 and was declared effective on May 23, 2013 (File No. 333-188039).

FT Global Capital, Inc. acted as the exclusive placement agent in connection with this offering. A copy of the placement agent agreement between the Company and the placement agent was attached as Exhibit 10.2 to a Form 8-K, filed June 26, 2013.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agent Agreement and the form of Warrant do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents. A copy of the Purchase Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and a copy of the form of Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 8.01 Other Events

On March 19, 2014, the Company issued a press release announcing the offering, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title or Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KANDI TECHNOLOGIES GROUP, INC.

Date: March 19, 2014	By: /s/ Hu Xiaoming
Hu Xiaoming
Its: Chief Executive Officer and Chairman of the
Board of Directors